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                                                                      EXHIBIT 11

                    MAPCO INC. AND CONSOLIDATED SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS              TWELVE MONTHS
                                                 ENDED DECEMBER 31,         ENDED DECEMBER 31,
                                                ---------------------    ------------------------
                                                  1996         1995         1996          1995
                                                ---------    --------    -----------    ---------
PRIMARY EARNINGS PER SHARE
Computation for Consolidated Statements of
  Income
  Net income(a)...............................  $   42.3     $    8.0     $   97.5      $   74.7
                                                ========     ========     ========      ========
  Weighted average common shares
     outstanding(a)(d)........................      56.1         58.9         57.3          59.5
  Common stock equivalents (stock options)....        --           --           --            --
                                                --------     --------     --------      --------
  Weighted average common shares
     outstanding(a)(d)........................      56.1         58.9         57.3          59.5
                                                ========     ========     ========      ========
  Primary earnings per common
     share(a)(c)(d)...........................  $   0.75     $   0.14     $   1.70      $   1.26
                                                ========     ========     ========      ========
Additional Primary Computation
  Net income(a)...............................  $   42.3     $    8.0     $   97.5      $   74.7
                                                ========     ========     ========      ========
  Weighted average common shares
     outstanding(a)(d)........................      56.1         58.9         57.3          59.5
  Dilutive effect of outstanding options......       0.6          0.1          0.3           0.1
                                                --------     --------     --------      --------
  Weighted average common shares outstanding,
     as adjusted(d)...........................      56.7         59.0         57.6          59.6
                                                ========     ========     ========      ========
  Primary earnings per common share, as
     adjusted(b)(d)...........................  $   0.75     $   0.14     $   1.69      $   1.25
                                                ========     ========     ========      ========
FULLY DILUTED EARNINGS PER COMMON SHARE
Additional Fully Diluted Computation
  Net income(a)...............................  $   42.3     $    8.0     $   97.5      $   74.7
                                                ========     ========     ========      ========
  Weighted average common shares
     outstanding(a)(d)........................      56.1         58.9         57.3          59.5
  Dilutive effect of outstanding options......       0.7          0.2          0.4           0.1
                                                --------     --------     --------      --------
  Weighted average common shares outstanding,
     as adjusted(d)...........................      56.8         59.1         57.7          59.6
                                                ========     ========     ========      ========
  Primary earnings per common share, as
     adjusted(b)(d)...........................  $   0.74     $   0.14     $   1.69      $   1.25
                                                ========     ========     ========      ========

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(a) These figures agree with the related amounts in the consolidated statements of income.

(b) This calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(c) In 1996 and 1995, stock options are not included in the earnings per share computation included in MAPCO's consolidated statements of income because the dilutive effect is less than 3%.

(d) On September 10, 1996, the Board of Directors authorized a two-for-one stock split effected in the form of a stock dividend from shares held as treasury stock, which was distributed on September 30, 1996, to shareholders of record on September 16, 1996. All references in this Exhibit 11 to number of shares and per share amounts of the Company's common stock have been retroactively restated to reflect the increased number of shares outstanding.